                                                                Exhibit 4.2.2


                                   SECOND AMENDMENT dated as of April 24, 2001
                                   (this "Amendment"), to the Credit Agreement
                                          ---------
                                   dated as of April 3, 2000, as amended (the
                                   "Credit Agreement"), among CELLCO
                                    ----------------
                                   PARTNERSHIP, d/b/a Verizon Wireless
                                   ("Cellco"), BELL ATLANTIC MOBILE OF
                                     ------
                                   ROCHESTER, L.P., NEW YORK SMSA LIMITED
                                   PARTNERSHIP, SYRACUSE SMSA LIMITED
                                   PARTNERSHIP, the LENDERS party thereto, THE
                                   CHASE MANHATTAN BANK ("Chase") and CITIBANK,
                                                          -----
                                   N.A. ("Citibank"), as Co-Administrative
                                         --------
                                   Agents (in such capacity, the "Administrative
                                                                  --------------
                                   Agents", with each reference herein to the
                                   ------
                                   "Administrative Agent" in the singular
                                    --------------------
                                   meaning Chase), and Chase, as Funding Agent and Paying Agent.

        WHEREAS, the parties have entered into the Credit Agreement, pursuant to which the Lenders have agreed to extend credit to the Borrowers (as defined in the Credit Agreement) on the terms and subject to the conditions set forth therein;

        WHEREAS, the Borrowers have requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the undersigned Lenders are willing to agree to such modifications.

        NOW THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

        SECTION 1. Definitions. All capitalized terms used but not defined
                   -----------
herein shall have the same meanings herein as the Credit Agreement.

        SECTION 2. Amendment of Credit Agreement. The Credit Agreement is hereby
                   -----------------------------
amended by:

        (a) Amending the definition of "Consolidated Indebtedness" in Section
1.01 to read as follows:

                "Consolidated Indebtedness" means, at any date, all
                 -------------------------
Indebtedness (including all Capitalized Lease Obligations) of Cellco and its consolidated Subsidiaries at such date to the extent such Indebtedness should be reflected on a consolidated balance sheet of Cellco at such date in accordance with GAAP; provided, however, that the term 'Consolidated Indebtedness' shall
           --------  -------
not include any Indebtedness of Cellco to (i) Verizon Communications Inc. or any subsidiary thereof or (ii) Vodafone Group plc. or any subsidiary thereof, in the case of both clauses (i) and (ii) evidenced and governed by one or more Subordinated Intercompany Notes (and by no other agreements or instruments)."

        (b) Adding a new definition to Section 1.01, to be inserted in appropriate alphabetical order, as follows:

                 "Subordinated Intercompany Note" means a note made by Cellco in
                  ------------------------------
favor or (i) Verizon Communications Inc. or any subsidiary thereof or (ii) Vodafone Group plc or any subsidiary thereof, in the case of both clauses (i) and (ii) in the form of Exhibit E hereto (including Attachment I to such Exhibit E)."

        (c) Adding a new Exhibit E to the Credit Agreement in the form attached as Exhibit E hereto.

        SECTION 3. Representations and Warranties. Each Borrower, individually
                   ------------------------------
and soley on behalf of itself, represents and warrants to the Administrative Agent on behalf of the Lenders as of the date hereof as follows:

      (a) Immediately before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct as of the date hereof.

      (b) Immediately before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

      (c) The execution, delivery and performance by each of Borrowers of this Amendment have been duly authorized by all necessary corporate or partnership action and do not and will not require any consent or approval of, registration or filing with, or any other action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        SECTION 4. Conditions to Effectiveness. This Amendment shall become
                   ---------------------------
effective when the Administrative Agent shall have received counterparts hereof signed by the Borrowers and the Required Lenders.

        SECTION 5. Credit Agreement. Except as specifically stated herein, the
                   ----------------
Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

        SECTION 6. Counterparts. This Amendment may be executed in any number of
                   ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

        SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND
                   --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

CELLCO PARTNERSHIP, d/b/a VERIZON WIRELESS,

   by  /s/ Edward Langston
      ----------------------------------
      Name:   Edward Langston
      Title:  Vice President and Chief
              Financial Officer

BELL ATLANTIC MOBILE OF ROCHESTER, L.P.,

by Upstate Cellular Network, its General Partner,

by Cellco Partnership, d/b/a Verizon Wireless, its General Partner,

  by  /s/ Edward Langston
     -----------------------------------
     Name:   Edward Langston
     Title:  Vice President and Chief
             Financial Officer

NEW YORK SMSA LIMITED PARTNERSHIP,

by Cellco Partnership, d/b/a Verizon Wireless, its General Partner,

  by  /s/ Edward Langston
     -----------------------------------
     Name:   Edward Langston
     Title:  Vice President and Chief
             Financial Officer

SYRACUSE SMSA LIMITED PARTNERSHIP,

by Upstate Cellular Network,
its General Partner

by Cellco Partnership, d/b/a Verizon Wireless, its General Partner and Manager,

  by  /s/ Edward Langston
     -----------------------------------
     Name:   Edward Langston
     Title:  Vice President and Chief
             Financial Officer

THE CHASE MANHATTAN BANK, individually and as Co-Administrative Agent, Funding
Agent and Paying Agent,

    by  /s/ Constance M. Coleman
       -----------------------------------
       Name:  Constance M. Coleman
       Title: Vice President

CITIBANK, N.A., as Co-Administrative Agent,

    by  /s/ Maureen Maroney
       -----------------------------------
       Name:  Maureen Maroney
       Title: Vice President

                                                               SIGNATURE PAGE to
                                                                SECOND AMENDMENT
                                                   DATED AS OF APRIL 24, 2001 to
                                             CELLCO PARTNERSHIP CREDIT AGREEMENT



                        To approve the Second Amendment:

                        Name of Institution: FIRST UNION NATIONAL BANK
                                            ---------------------------

                                                 by  /s/ F.M. Wessinger
                                                    ----------------------------
                                                    Name:  F.M. Wessinger
                                                    Title: Senior Vice President

                                                               SIGNATURE PAGE to
                                                                SECOND AMENDMENT
                                                   DATED AS OF APRIL 24, 2001 to
                                             CELLCO PARTNERSHIP CREDIT AGREEMENT




                        To approve the Second Amendment:

                        Name of Institution:   National Australia Bank
                                             ---------------------------

                                               by  /s/ Bruce T. Richards
                                                  -------------------------
                                                  Name:    BRUCE T. RICHARDS
                                                  Title: SENIOR VICE PRESIDENT

                                                               SIGNATURE PAGE to
                                                                SECOND AMENDMENT
                                                   DATED AS OF APRIL 24, 2001 to
                                             CELLCO PARTNERSHIP CREDIT AGREEMENT




                        To approve the Second Amendment:

                        Name of Institution:   Toronto Dominion (Texas) Inc.
                                             --------------------------------

                                               by     /s/ Carol Brandt
                                                  -------------------------
                                                  Name:    CAROL BRANDT
                                                  Title:  VICE PRESIDENT

                                                                       EXHIBIT E



                                    FORM OF
                        SUBORDINATED INTERCOMPANY NOTE


THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED AS PROVIDED HEREIN AND IN ATTACHMENT I HERETO, WHICH IS INCORPORATED BY REFERENCE HEREIN AND MADE A PART HEREOF, TO THE OBLIGATIONS OF THE BORROWERS (AS DEFINED IN THAT CERTAIN CREDIT AGREEMENT DATED AS OF APRIL 3, 2000, AMONG CELLCO PARTNERSHIP, BELL ATLANTIC MOBILE OF ROCHESTER, L.P., NEW YORK SMSA LIMITED PARTNERSHIP, SYRACUSE SMSA LIMITED PARTNERSHIP, THE LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK ("CHASE") AND CITIBANK, N.A. ("CITIBANK"), AS CO-ADMINISTRATIVE AGENTS (IN SUCH
  -----                        --------
CAPACITY, THE "ADMINISTRATIVE AGENTS", WITH EACH REFERENCE HEREIN TO THE
               ---------------------
"ADMINISTRATIVE AGENT" IN THE SINGULAR MEANING CHASE), AND CHASE, AS FUNDING
 --------------------
AGENT AND PAYING AGENT (AS AMENDED FROM TIME TO TIME, THE "CREDIT AGREEMENT").
                                                           ----------------

                        SUBORDINATED INTERCOMPANY NOTE

$________________                                          ____________, __ 20__

           FOR VALUE RECEIVED, the undersigned, Cellco Partnership, a Delaware general partnership (the "Issuer"), promises to pay to the order of
                          ------
______________, a _______________ (hereinafter, together with its successors and assigns, called the "Subordinated Lender"), at the office of the Subordinated
                     -------------------
Lender or such other place as the Subordinated Lender may designate in writing to the Issuer, the principal sum of ______________ DOLLARS ($_______________) of United States fund, plus interest as hereinafter provided (such amounts,
                    ----
collectively, being the "Subordinated Loan").
                         -----------------

           All principal, interest and other obligations outstanding hereunder shall be due and payable on demand, subject, however, to the subordination provisions set forth herein and in Attachment I hereto. Interest on the
Subordinated Loan shall accrue at [                  ].

           The provisions of Attachment I hereto are incorporated by reference herein and made a part hereof as if set forth herein.

           This Subordinated Intercompany Note may not be assigned to any person
(i) by the Issuer without the prior written consent of the Subordinated Lender or (ii) by the Subordinated Lender other than to Verizon Communications Inc., Vodafone Group plc, or any of their respective subsidiaries.

           THIS SUBORDINATED INTERCOMPANY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW.

           IN WITNESS WHEREOF, a duly authorized representative of the Borrower has executed this Subordinated Intercompany Note as of the day and year first above written.


                                        CELLO PARTNERSHIP, d/b/a VERIZON
                                        WIRELESS,

                                             by
                                               --------------------------
                                               Name:
                                               Title:

ACCEPTED AND AGREED TO AS
OF THE DATE FIRST WRITTEN
ABOVE.

-------------------------

by:----------------------
   Name:
   Title:

                                                                ATTACHMENT I to
                                                  SUBORDINATED INTERCOMPANY NOTE


                           SUBORDINATION PROVISIONS

        Reference is made to the Subordinated Intercompany Note to which this Attachment I is affixed made by CELLCO PARTNERSHIP, d/b/a VERIZON WIRELESS (the "Issuer"), in favor of_______________________ (the "Subordinated Lender").
 ------                                             -------------------
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Subordinated Intercompany Note or in the Credit Agreement referred to in the Subordinated Intercompany Note. References herein to the "Administrative Agent" or to "Lenders" mean, respectively, the
        --------------------         -------
Administrative Agent or Lenders under the Credit Agreement. Reference to the "Subordinated Lender" shall include the successors and assigns of the Subordinated Lender, each of which, by accepting the Subordinated Intercompany Note, shall be deemed to have agreed to the provisions of this Agreement.

        The Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Subordinated Lender has agreed to extend intercompany credit to the Issuer pursuant to, and upon the terms specified in, the Subordinated Intercompany Note (all obligations in respect of the Subordinated Intercompany Note being collectively called the "Subordinated Obligations"). The obligations of the
                         ------------------------
Lenders to make Loans under the Credit Agreement are conditioned upon, among other things, the subordination of the Subordinated Obligations on the terms set forth in this Attachment I, and the Subordinated Lender by acceptance of the Subordinated Intercompany Note agrees (for itself and its successors and assigns) to subordinate its rights in respect of the Subordinated Obligations to the rights of the Lenders under the Credit Agreement, all on the terms set forth herein.

        1. Subordination. (a) The Subordinated Lender hereby agrees that all
           -------------
its right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the obligations of the Borrowers under the Credit Agreement, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Borrower or any Subsidiary whether or not a claim for such interest is allowed or allowable in any such proceedings), fees, charges, expenses, reimbursement and indemnity obligations, Guarantees and all other amounts payable thereunder or in respect thereof (collectively, the "Senior Obligations").
                    ------------------

        (b) The Subordinated Lender agrees that no payment (whether directly, by purchase, redemption, defeasance or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as to principal, interest or otherwise, and whether in cash, securities or property, shall be made by or on behalf of the Issuer or received, accepted or demanded, directly or indirectly, by or on behalf of the Subordinated Lender unless and until all Senior Obligations have been indefeasibly paid in full in cash to the Lenders, except that (i) the Issuer may at any time pay in full the Subordinated Obligations with the net proceeds of an initial public offering, or other sale or disposition permitted by the Credit Agreement, of equity interests of the Issuer and (ii) payments of interest under the Subordinated Intercompany Note may be made when due and payable, and the Subordinated Lender may receive, accept and demand such payments, provided that (A) at the time each such payment
                                 --------
is made no Default or Event of Default exists or would result from such payment under the Credit Agreement and (B) each such payment of interest shall not be paid in cash but shall be payable soley through the issuance by the Issuer of additional subordinated intercompany notes in the form of the Subordinated Intercompany Note in an aggregate principal amount equal to the amount of such interest payment and interest thereon shall be payable in like manner.

        (c) Upon any dissolution, winding up, liquidation or reorganization of the Issuer, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Issuer:

                (i) the Lenders shall first be entitled to receive indefeasible payment in full in cash of the Senior Obligations (whenever arising) before the Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations, whether of principal, interest or otherwise; and

                (ii) any payment by or on behalf of, or distribution of the assets of, the Issuer of any kind or character, whether in cash, property or securities, to which the Subordinated Lender would be entitled but for the provisions of this Section 1 shall be paid or delivered by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent under the Credit Agreement, for the benefit of the Lenders under the Credit Agreement, until the indefeasible payment in full of all Senior Obligations.

The Subordinated Lender agrees not to ask, demand, sue for or take or receive from the Issuer in cash or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations and agrees that in connection with any proceeding involving the Issuer under any Federal or state bankruptcy, insolvency, receivership or similar law the Subordinated Lender shall duly and promptly take such action as the Administrative Agent may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Lenders with respect to the Senior Obligations, which action is requested by written notice, to (A) collect amounts in respect of the Subordinated Obligations for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Obligations, (B) execute and deliver to the Administrative Agent such irrevocable powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations. A copy of these subordination provisions may be filed with any court as evidence of the Lenders' right, power and authority hereunder.

        (d) In the event that any payment by or on behalf of, or distribution of the assets of, the Issuer of any kind or character, whether in cash, property or securities, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of the Subordinated Lender or any Affiliate thereof at a time when such payment is prohibited by these subordinated provisions, such payment or distribution shall be held by the Subordinated Lender in trust (segregated from other property of the Subordinated Lender) for the benefit of, and shall forthwith be paid over to, the Administrative Agent under the Credit Agreement, for the benefit of the Lenders under the Credit Agreement, until the indefeasible payment in full in cash of all Senior Obligations.

        (e) Subject to the prior indefeasible payment in full in cash of the Senior Obligations, the Subordinated Lender shall be subrogated to the rights of the Lenders to receive payments or distributions in cash, property or securities of the Issuer applicable to the Senior Obligations until all amounts owing on the Senior Obligations shall be indefeasibly paid in full in cash, and, for purposes of such subrogation, as between and among the Issuer and its creditors other than the Subordinated Lender, on the one hand, and the Subordinated Lender, on the other hand, no such payment or distribution made to the Lenders by virtue of these subordination provisions that otherwise would have been made to the Subordinated Lender shall be deemed to be a payment by the Issuer on account of the Senior Obligations.

        (f) Without the prior written consent of the Administrative Agent, the Issuer will not give, or permit to be given, and the Subordinated Lender will not receive, accept or demand, (i) any security of any nature whatsoever for any Subordinated Obligations on any property or assets, whether now existing or hereafter acquired, of the Issuer or any Affiliate of the Issuer or

(ii) any Guarantee, of any nature whatsoever, by the Issuer or any Affiliate of the Issuer, of any Subordinated Obligations.

     (g) The Subordinated Lender agrees that, except (i) for claims submitted in any proceeding contemplated by Section 1(c) hereof and (ii) if all the outstanding Loans under the Credit Agreement have been declared due and payable prior to the final maturity thereof, it will not take any action to cause any Subordinated Obligations to become payable or exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then prohibited by these subordination provisions, and the Subordinated Lender further agrees not to file, or to join with any other creditors of the Issuer in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of the Issuer or any other marshaling of the assets and liabilities of the Issuer (provided, that this prohibition shall in no event be construed so as to limit
 --------
the Subordinated Lender's right to cause any Subordinated Obligations to become payable prior to their scheduled maturity if all the outstanding loans under the Credit Agreement have been declared due and payable prior to the final maturity thereof). The Subordinated Lender further agrees, to the fullest extent permitted under applicable law, that it will not cause the Issuer to file any such petition, commence any such proceeding or make any such assignment referred to above until all Senior Obligations have been indefeasibly paid in full in cash.

     2. Waiver and Consents. (a) The Subordinated Lender agrees that it shall
        -------------------
not be discharged, exonerated or have its obligations hereunder to the Lenders reduced by any Lender's delay in proceeding against or enforcing any remedy against the Issuer, any collateral or any guarantor of the Senior Obligations or any other person; by any Lender releasing the Issuer, any collateral or any guarantor of the Senior Obligations or any other person from all or any part of the Senior Obligations; or by the discharge of the Issuer, any collateral or any guarantor of the Senior Obligations or any other person by an operation of law or otherwise, with or without the intervention or omission of a Lender. Any Lender's vote to accept or reject any plan or reorganization relating to the Issuer, any collateral or any guarantor of the Senior Obligations or any other person, or any Lender's receipt on account of all or part of the Senior Obligations of any cash, property, or securities distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of the Subordinated Lender hereunder to the Lenders.

     (b) The Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Lender may be rescinded in whole or in part by the Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Issuer or any of the Subsidiaries of the Issuer or any other guarantor or any other party upon or for any part thereof, or any collateral or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Lenders, in each case without notice to or further assent by the Subordinated Lender, which will remain bound under these subordination provisions and without impairing, abridging, releasing or affecting the subordination provided for herein.

     (c) The Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Lenders upon these subordination provisions. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of the Issuer in respect of the Subordinated Obligations in reliance upon these subordination provisions, and all dealings between the Issuer and the Subsidiaries and the Lenders shall be deemed to have been consummated in reliance upon these subordination provisions. The Subordinated Lender acknowledges and agrees that the Lenders have relied upon the subordination provided for herein in consenting to the Subordinated Obligations. The Subordinated Lender waives notice of or proof of reliance on these subordination provisions and protest, demand for payment and notice of default.

        3. Senior Obligations Unconditional. All rights and interests of the
           --------------------------------
Lenders hereunder, and all agreements and obligations of the Subordinated Lender and the Issuer hereunder, shall remain in full force and effect irrespective of:

        (a) any lack of validity or enforceability of the Credit Agreement or any other "Loan Document" under the Credit Agreement;

        (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document under the Credit Agreement;

        (c) any exchange, release or nonperfection of any Lien in any collateral of the Issuer, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any Guarantee of any of the Senior Obligations; or

        (d) any other circumstances that night otherwise constitute a defense available to, or a discharge of, either Issuer or any of the Subsidiaries in respect of the Senior Obligations, or of the Subordinated Lender or the Issuer in respect of these subordination provisions.

        4.  Further Assurances. The Subordinated Lender the Issuer, at their own
            ------------------
expense and at any time from time to time, upon the written request of the Lenders will promptly and duly execute and deliver such further instruments and documents and take such further actions as any Lender reasonably any request for the purposes of obtaining or preserving the full benefits of these subordination provisions and of the rights and powers herein granted.

        5.  Provisions Define Relative Rights. These subordination provisions
            ---------------------------------
are intended solely for the purpose of defining the relative rights of the Lenders on the one hand and the Subordinated Lender on the other, and no other person shall have any right, benefit or other interest under these subordination provisions.

        6.  Powers Coupled with an Interest. All powers, authorizations and
            -------------------------------
agencies contained in these subordination provisions are coupled with an interest and are irrevocable until the Senior Obligations are indefeasibly paid in full in cash.

        7.  Notices. All notices, requests and demands to or upon any party
            -------
hereto shall be in writing and shall be given in the manner provided in Section
10.01 of the Credit Agreement. The notice information address for the
Subordinated Lender is: [        ]; and the notice information address for the
Issuer is: Cellco Partnership, 180 Washington Valley Road, Bedminster, New Jersey 07921, Attention of Chief Financial Officer, with a copy to Associate General Counsel, Business Development and Finance (Telecopy No. (908) 306-7766) and a copy to Verizon Global Funding Corp., Attention of Chief Financial Officer (Telecopy No. (302) 761-4229).

        8.  Severability. Any provison of these subordination provisions which
            ------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provison in any other jurisdiction.

        9. Amendments in Writing; No Waiver; Cummulative Remedies. (a) None of
           ------------------------------------------------------
the terms or provisions of these subordination provisions may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Administrative Agent, the Issuer and the Subordination Lender; provided that any provision of these subordination provisions may be waived by
--------
the Lenders in a letter or agreement executed by each Lender or by facsimile transmission from each Lender.

       (b) No failure to exercise, nor any delay in exercising, on the part of the Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or exercise of any other right, power or privilege.

       (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

       10. Section Headings. The section headings used in these subordination
           ----------------
provisions are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

       11. Successors and Assigns. These subordination provisions shall be
           ----------------------
binding upon the successors and assigns of each of the Issuer and the Subordinated Lender and shall inure to the benefit of the Lenders and their respective successors and assigns.